Exhibit 10.1

Amendment to
2004 Omnibus Incentive Plan
Darling International Inc.

The first paragraph of Section 4.4 of the Plan is amended and restated to read in its entirety as follows:

4.4. Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the exercise price or grant price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.